Exhibit 99.1

For Immediate Release

Contact:

Dan Coccoluto	Al Palombo
Omtool, Ltd.	Cameron Associates
Chief Financial Officer (Acting)	Investor Relations
603-898-8900, ext. 1446	(212) 245-8800 Ext. 209
coccoluto@omtool.com	al@cameronassoc.com

OMTOOL NAMES JAMES O’HALLORAN TO BOARD OF DIRECTORS

SALEM, N.H., OCTOBER 25, 2004 – Omtool, Ltd. (NASDAQ: OMTL), a leading provider of electronic business document exchange systems and software, today announced that it has named James O’Halloran to its Board of Directors.  The election of Mr. O’Halloran expands the number of directors on the Company’s board to seven.  Mr. O’Halloran will serve as a member of the Audit Committee.

“Jim’s extensive financial and operational leadership experience makes him an excellent addition to our Board of Directors,” stated Robert Voelk, president and Chief Executive Officer of Omtool.  “Jim has served as President and Chief Operating Officer of FabTech Industries of Brevard, Inc., a supplier of precision components for the aerospace, defense, medical, fuel cell and high tech industries and has also served as Chief Financial Officer of Pegasystems Inc., a business process management software company.  Jim continues to serve on Pegasystems’ Board of Directors.  His experience will be an asset to Omtool and I am confident that he will prove to be an insightful resource on financial and operational matters.  We are pleased to expand our Board with his membership.”

Earlier in his career, Mr. O’Halloran served as an audit partner of a national audit firm and as President of G & A Associates, Ltd., a financial consulting firm.  “I am excited to join Omtool’s Board of Directors and to collaborate with its leadership team to help Omtool achieve its business goals and continue to grow,” said Mr. O’Halloran.

About Omtool, Ltd.

Omtool provides enterprise document messaging applications that streamline workflows, reduce costs and ensure secure, confidential e-document exchange. Omtool accomplishes this by integrating with industry-leading e-mail messaging, enterprise resource and document management systems to add secure delivery and high volume fax functionality to a company’s existing communication infrastructure. Because paper remains an integral part of many business processes, Omtool also provides technology that incorporates electronic delivery, security and billing functionality into industry-leading multifunction and scanning devices. Based in Salem, N.H., and with an office in the United Kingdom, the company can be contacted at 800-886-7845 or www.omtool.com.

Forward-looking statements in this press release do not constitute promises or guarantees of future performance.  These forward looking statements are subject to risk and uncertainties that could cause actual results to differ materially from the expectations set forth in the forward-looking statements, including but not limited to, risks associated with the introduction of new product offerings, including the AccuRoute, Genidocs™ and Genifax™ software products, the success of the Company’s channel sales strategies, business partner strategies and new marketing efforts, the continuation of market demand for fax-based software solutions, fluctuations in quarterly results of operations, dependence on continuing market acceptance of Fax Sr. NT™ software, changes in the regulatory environment, dependence on continuing growth in the number of organizations implementing secure electronic document exchange, competition, the Company’s ability to complete development of, and market acceptance of new products, including the AccuRoute, Genidocs and Genifax software products, product enhancements, the risks associated with reductions in staff and those other risk factors described in the Company’s periodic reports and registration statements as filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 23, 2004 and the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on

May 14, 2004 and August 10, 2004. Reported results should not be considered an indication of future performance. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Omtool undertakes no responsibility to update any such forward-looking statements.